Exhibit 107
Calculation of Filing Fee Table
Form S-8
(Form Type)
Elicio Therapeutics, Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Share (5)	Maximum Aggregate Offering Price (5)	Fee Rate	Amount of Registration Fee
Equity	Common Stock, par value $0.01 per share	457(c) and 457(h)	890,015 (2)	$11.615	$ 10,337,524.23	0.00013810	$ 1,427.62
Equity	Common Stock, par value $0.01 per share	457(c) and 457(h)	384,354 (3)	$11.615	$ 4,464,271.71	0.00013810	$ 616.52
Equity	Common Stock, par value $0.01 per share	457(c) and 457(h)	500,000 (4)	$11.615	$5,807,500.00	0.00013810	$ 802.02
Total Offering Amount					$ 20,609,295.94		$ 2,846.16
Total Fees Previously Paid							—
Total Fee Offsets							—
Net Fee Due							$ 2,846.16

(1) In accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2) The number of shares of common stock, par value $0.01 per share (“Common Stock”), of Elicio Therapeutics, Inc. (the “Registrant”) stated above consists of additional shares of Common Stock available for issuance under the Elicio Therapeutics, Inc. 2021 Incentive Award Plan (the “2021 Plan”), by operation of the 2021 Plan’s “evergreen” provision.
(3) The number of shares of Common Stock of the Registrant stated above consists of additional shares of Common Stock available for issuance under the Elicio Therapeutics, Inc. 2021 Employee Stock Purchase Plan (the “2021 ESPP”), by operation of the 2021 ESPP’s “evergreen” provision.
(4) The number of shares of Common Stock of the Registrant stated above consists of additional shares of Common Stock available for issuance under the Elicio Therapeutics, Inc. 2024 Inducement Incentive Award Plan (the “2024 Inducement Plan” and together with the 2021 Plan and the 2021 ESPP, the “Plans”).
(5) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) and Rule 457(c) promulgated under the Securities Act. The offering price per share and the aggregate offering price for shares reserved for future issuance under the Plans is based on the average of the high and the low price of Registrant’s Common Stock as reported on The Nasdaq Capital Market on March 6, 2026.